EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated September 27, 2004, accompanying the consolidated financial statements of Dixie Sporting Goods Co., Inc. included in the Current Report of Collegiate Pacific Inc. on Form 8-K. We hereby consent to the incorporation by reference of said report in the following Registration Statements of Collegiate Pacific Inc.

Commission File No.

Form SB-2, No. 333-64471
Form SB-2, No. 333-34294
Form S-8, No. 333-59878
Form S-3, No. 333-116282
Form S-3, No. 333-118240

/s/ Grant Thornton LLP
Dallas, Texas
October 8, 2004